Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NiSource Inc. of our report dated June 18, 2025, appearing in the Annual Report on Form 11-K of NiSource Inc. Retirement Savings Plan for the year ended December 31, 2024.

/s/ McConnell & Jones LLP

Houston, Texas
November 7, 2025